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                                                                    Exhibit 10.9

                            Summary Description of
                            Equistar Chemicals, LP
                           Executive Disability Plan

Eligibility:  Officers

The Executive Disability plan provides a benefit equal to 60% of base and annual bonus pay while actively employed in the event of a qualifying disability. The maximum annual benefit amount is $300m.